UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2015

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2015, the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”) appointed Neal A. Fuller, age 53, as Executive Vice President and Chief Financial Officer, effective September 15, 2015.

From 2011 through 2013, Mr. Fuller was a Senior Vice President and Chief Financial Officer of SeaBright Holdings, Inc. From 2010 through 2011, Mr. Fuller served as Senior Vice President and Chief Financial Officer of ICW Group, a privately held workers’ compensation insurer. From 1988 through 2009, Mr. Fuller served in multiple leadership positions ending as Senior Vice President – Finance and Treasurer for Safeco Corporation.

In connection with his appointment as an executive officer of the Company, the Company has entered into an employment agreement with Mr. Fuller. The employment agreement is substantially similar to the employment agreements between the Company and each of the Company’s other executive officers.

The employment agreement has an initial term of three years. The term is automatically extended for an additional one-year period unless either party provides notice not to extend the term at least 30 days prior to the expiration date. The agreement provides for an annual base salary of not less than $300,000. Mr. Fuller is also eligible to participate in the Company’s incentive plans and receive employee benefits provided to other executive officers of the Company.

Under this agreement, if the Company terminates Mr. Fuller’s employment without cause, he will be entitled to receive cash severance compensation paid in installments, and continued health benefits, for a period of 12 months. The cash severance payment is an amount equal to his then current annual base salary plus the average annual incentive award received in the prior three years. The calculation of severance benefits excludes any long-term incentive based compensation. The employment agreement also provides that Mr. Fuller will not engage in activities that are competitive with our business for 12 months.

In connection with his employment, the Company will make an award of 25,000 shares of restricted common stock to Mr. Fuller. The grant date of the award is expected to be the later of Mr. Fuller’s first day of employment with the Company or the second full trading day following the Company’s public announcement of its financial results for the period ended September 30, 2015. The award will be made under the Company’s 2012 Equity and Incentive Compensation Plan.

The foregoing description of the employment agreement between the Company and Mr. Fuller is not complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated effective September 15, 2015, between the Company and Neal A. Fuller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley, Senior Vice President, General Counsel and Secretary

Date: August 31, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated effective September 15, 2015, between the Company and Neal A. Fuller

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